Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Third Quarter Fiscal 2016 Results
Adjusted EPS of $0.131
Sioux Falls, S.D.-November 24, 2015-Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the third quarter that ended October 31, 2015.
Noteworthy Items:

•	Reduced forecast for Aerostar subsidiary Vista Research due to delays and uncertainty surrounding international pursuits led to a non-cash goodwill impairment charge of $7.4 million;

•	Restructured Vista Research to reduce cost structure in-line with lower demand expectations while still preserving capabilities to perform on U.S. military and international opportunities;

•	Subsequent to the end of the third quarter, Applied Technology signed a new multi-year supply agreement with CNH Industrial;

•	Completed the manufacturing expansion of a new production line in Engineered Films to pursue growth opportunities within the industrial segment in fiscal year 2017;

•	Strong margin performance of Engineered Films continued with operating profit margins expanding 330 basis points year-over-year and 160 basis points sequentially;

•	Cost controls led to Corporate SG&A expense reductions of $1.1 million year-over-year and $0.5 million sequentially;

•	Inventory reduction efforts in Applied Technology and Engineered Films drove inventory levels down $5.4 million sequentially and $10.4 million versus the highs reached in the first quarter;

•	Repurchased nearly 1.1 million shares at an average price of $17.59 for a total of $18.5 million.

Third Quarter Results:
Net sales for the third quarter of 2016 were $67.6 million, down 25.9 percent versus the third quarter of 2015. Excluding sales from contract manufacturing, third quarter net sales were $67.0 million, down 21.3 percent versus the third quarter of 20152.
Operating loss for the third quarter of 2016 was $2.7 million versus operating income of $10.2 million in the third quarter of 2015. This year’s third quarter results include a pre-tax non-cash goodwill impairment charge of $7.4 million, pre-contract cost write-off of $2.9 million (of which $2.1 million was related to prior periods), and an earn-out liability reduction benefit of $1.5 million, all of which are related to the Company’s Vista Research business. In aggregate, these items reduced pre-tax income by $8.9 million. On an after-tax basis, these items reduced net income in the third quarter by $6.4 million, equivalent to $0.17 per diluted share.

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Raven Industries Third Quarter 2016 Results
November 24, 2015

During the third quarter, the Company determined that a write-down of the goodwill related to Vista Research was required, following the Company's lowered expectations for sales and operating income of the business. Expectations were lowered as the timing and likelihood of completing certain international pursuits became less certain. While the Company continues to pursue international opportunities, it is not likely that major contracts will be successfully executed within the next 12 months as previously expected. Corresponding to these lower expectations, the pre-contract costs associated with these pursuits were written-off during the third quarter, and the earn-out liability associated with the Vista Research business was reduced.
"While we are disappointed that Vista Research was unable to successfully win a large international pursuit this year as we had previously expected, we continue to see opportunities to return to growth in the Vista business," said Dan Rykhus, President and Chief Executive Officer. “The technology portfolio of the business in radar enhancement is very strong. While there is uncertainty regarding the ultimate timing of international program awards, the systems deployed in the Middle East are performing well. We will continue these international pursuits while also re-focusing primary efforts to U.S. Department of Defense programs and opportunities with major prime contractors.”
Excluding the goodwill impairment charge, pre-contract cost write-off, and reduced earn-out related to Vista Research, adjusted operating income for the third quarter was $6.1 million, down $4.0 million or 39.6 percent versus the third quarter of last year3. The decline in adjusted operating income was principally due to lower sales volumes in all three divisions, partially offset by lower corporate spending. Consistent with the first half of the year, depressed market conditions within the agriculture and energy markets have continued to heavily impact the sales developments of both Applied Technology and Engineered Films. Additionally, the absence of completing a significant international pursuit within Vista Research led to sales declines in Aerostar.
Net loss for the third quarter of 2016 was $1.6 million, or $0.04 per diluted share, versus net income of $6.8 million, or $0.18 per diluted share, in last year's third quarter. Excluding the goodwill impairment, pre-contract cost write-off, and earn-out reduction benefit related to Vista Research, adjusted net income for the third quarter of 2016 was $4.8 million, or $0.13 per diluted share1. This was in-line with the Company’s expectations.
Balance Sheet and Cash Flow:
At the end of the third quarter of 2016, cash and cash equivalents totaled $32.5 million, down $15.0 million versus the previous quarter. The reduction in cash sequentially was largely driven by an $18.5 million repurchase of shares during the third quarter. Net working capital as a percentage of annualized sales decreased from 32.2 percent in the second quarter to 29.9 percent in the third quarter4. Lower inventory levels principally drove the reduction in net working capital sequentially. Cash flow from operations was $11.5 million in the third quarter versus $14.7 million in the previous year’s third quarter. The decrease in cash flow from operations was principally driven by lower net income and less favorable working capital developments relative to the third quarter of last year. Capital expenditures were $3.4 million in this year’s third quarter, down $2.1 million versus the third quarter of 2015. The Company expects capital expenditures for the year to be approximately $13 million.

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Raven Industries Third Quarter 2016 Results
November 24, 2015

Stock Repurchase:
In the third quarter of fiscal 2016, the Company repurchased nearly 1.1 million shares at an average price of $17.59 for a total of $18.5 million. Year-to-date, the Company has repurchased 1.6 million shares at an average price of $18.31 for a total of $29.3 million. The Company’s remaining authorization is $10.7 million.
Engineered Films Division Third Quarter Results:
Net sales for Engineered Films were $36.9 million, down 10.5 percent year-over-year. The decline in sales was driven primarily by the continuation of the substantial decline in energy market demand as a result of lower oil prices and drilling activities year-over-year. Energy-related sales declined approximately 80 percent in the third quarter, consistent with the first two quarters of the year. The remaining markets, in aggregate, were up approximately 18 percent versus third quarter of last year, driven by the acquisition of Integra Plastics (Integra) and strong organic sales growth in the agricultural market.
Operating income was $6.1 million, up $0.7 million or 12.0 percent versus the third quarter of 2015. The increase in operating income was driven primarily by the Integra acquisition and favorable raw material cost developments, offset somewhat by markedly lower sales into the energy market. Despite lower sales volume, operating margin expanded by 160 basis points sequentially and 330 basis points year-over-year. In-line with the Company’s strategy to acquire and integrate Integra, Engineered Films realized improved margins through generating a higher proportion of sales from fabricated products as well as continued pricing discipline, favorable raw material developments, and value engineering efforts.
“Little has changed for Engineered Films in the third quarter. Energy declines continued at the same level experienced in the first half of the year while the remaining markets, in aggregate, continued to grow. During the quarter, strong sales into the agriculture market were driven by sales of silage covers as well as grain covers, a product line which we acquired with the Integra acquisition,” said Rykhus. “As we look forward, we are excited about the growth potential of the new production line we recently brought on-line. We are in the midst of start-up and expect sales contributions from the line to meaningfully contribute to growth next fiscal year. Efforts to pre-sell the capacity are well underway and continue to gain momentum.”
Applied Technology Division Third Quarter Results:
Net sales for Applied Technology in the third quarter of 2016 were $21.3 million, down 35.6 percent versus the third quarter of 2015. Excluding sales from contract manufacturing, third quarter net sales were down 32.5 percent versus the third quarter of 20152. Sales to OEM’s and the aftermarket declined by approximately 41 percent and 26 percent, respectively, in the third quarter.
Operating income was $3.3 million, down $3.1 million or 48.8 percent versus the third quarter of 2015. The decline was mostly due to significantly lower OEM sales volume year-over-year. Restructuring efforts and cost containment actions are reducing expenses as planned, but the sales development for the year has been below the expectations the division had at the time of the March restructuring. Consequently, division operating profit margins have not improved to the extent expected earlier in the year.
According to Rykhus, “Despite the overall impact of ongoing market conditions, Applied Technology is once again posting some fundamentally important wins. Our Hawkeye product line is taking off nicely with strong OEM interest and aftermarket investment. We believe as we work through a soft fourth

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Raven Industries Third Quarter 2016 Results
November 24, 2015

quarter due to OEM shutdowns that sequential improvements should continue. We are not, however, expecting a material rebound in end-market demand over the foreseeable future. With that said, we are optimistic in our new product portfolio and our opportunities for international growth. Accordingly, we are preserving our technical capabilities and enhancing our sales focus to seize growth opportunities next fiscal year notwithstanding the market conditions we will continue to face.”
“During this very challenging year we have been quietly and successfully working with our OEM customers on long term supply agreements that provide stability. Our persistent stream of new ag technology continues to make Raven an attractive technology partner for many OEM’s serving agriculture. We believe deals similar to the one we announced with CNH Industrial earlier this month and others announced and completed earlier this year will enable growth through new products next year even if market conditions do not improve significantly,” concluded Rykhus.
Aerostar Division Third Quarter Results:
Net sales for Aerostar for the third quarter of 2016 were $9.5 million, down 50.9 percent versus the third quarter of 2015. Excluding sales from contract manufacturing, third quarter net sales were $8.8 million, down $3.6 million or 28.9 percent versus the third quarter of 20152. The sales declines year-over-year were driven primarily by lower Vista Research sales, which declined $4.5 million versus the third quarter of 2015. Sales of stratospheric balloons, which includes Google’s Project Loon, were essentially flat year-over-year, while sales of aerostats were up $1.6 million year-over-year.
As a result of the goodwill impairment, pre-contract cost write-off, and earn-out reduction benefit for the Vista Research business, the division had an operating loss of $8.4 million versus operating income of $3.0 million in the third quarter of 2015. Excluding the impact of these items, adjusted operating income was $0.5 million, down 84.0 percent year-over-year3. The underlying decline in division operating income was driven primarily by the significant decline in sales year-over-year for Vista Research, offset somewhat by strength in aerostat sales.
Said Rykhus, “We had been optimistic for the second half of the year for Aerostar, principally due to the expectation we had that Vista Research would deliver a sizable international contract win in the third quarter and that such an award was imminent. We continue to pursue substantial targeted international opportunities, but the conflicts plaguing the Middle East North Africa region make these opportunities and their timing more uncertain. As a result, we have taken steps to reduce the cost structure of the Vista Research business while still preserving the capability of the organization to deliver radar detection and tracking capabilities to both domestic and international markets.”
Fiscal 2016 Outlook:
“This year has proven to be a most challenging year, with all three divisions now experiencing significant declines,” said Rykhus. “Although we believe the worst will be behind us once we begin our next fiscal year, market conditions in Engineered Films and Applied Technology are not likely to improve significantly for the foreseeable future. In addition, the setback Aerostar realized this quarter pushes out for some time the development of sizable new business pursuits for Aerostar,” added Rykhus.
“As we look one quarter ahead, we are not expecting market conditions to improve. The fourth quarter will continue to be quite challenging and we will face tough year-over-year comparisons in both Aerostar and Engineered Films. We will continue to make prudent adjustments and carefully manage expenses as the challenges we’ve faced throughout the year persist. As I indicated last quarter, we remain focused on executing plans for key initiatives with strong long-term growth potential such as the new cast line for

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Raven Industries Third Quarter 2016 Results
November 24, 2015

Engineered Films, the Hawkeye sprayer control system for Applied Technology, and the design and manufacturing of our stratospheric balloon product line in Aerostar. Given these initiatives, we do expect to return to growth in fiscal year 2017 even though market conditions are not expected to improve. With a more appropriate cost structure, strong new product portfolio, and continued process improvements, we expect to begin delivering revenue and profit growth next year,” concluded Rykhus.
Regulation G:
The information presented in this earnings release regarding net sales excluding contract manufacturing sales, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted operating income, adjusted net income, and adjusted earnings per share do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.
Conference Call Information:
The Company will host an investor conference call to discuss third quarter fiscal 2016 results today, Tuesday, November 24, 2015 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast that can be accessed at www.RavenInd.com under the Investor Relations section. Analysts and investors are invited to join the conference call by dialing: 1-866-393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event will be archived on the Company's website.
About Raven Industries, Inc.:
Since 1956, Raven Industries has designed and manufactured high-quality, high-value technical products. Raven is publicly traded on NASDAQ (RAVN) and has earned an international reputation for innovation, product quality, high performance, and unmatched service. Raven’s purpose is to solve great challenges in areas of safety, feeding the world, energy independence and resource preservation. To realize this purpose, we utilize our strengths in engineering, manufacturing and technological innovation to serve the precision agriculture, high performance specialty films, aerospace and situational awareness markets. Visit www.RavenInd.com for more information.
Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, those relating to weather conditions and commodity prices, which could affect sales and profitability in some of the Company’s primary markets, such as agriculture, construction and energy; or changes in competition, raw material availability, technology or relationships with the Company’s largest customers, risks and

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Raven Industries Third Quarter 2016 Results
November 24, 2015

uncertainties relating to development of new technologies to satisfy customer requirements, possible development of competitive technologies, ability to scale production of new products without negatively impacting quality and cost, and ability to finance investment and working capital needs for new development projects, as well as other risks described in the Company’s 10-K under Item 1A. This list is not exhaustive, and the Company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

1.
Adjusted net income is a non-GAAP financial measure defined as net income/(loss) plus goodwill impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, less income tax effect of these items, all of which relate to the Vista Research business within the Aerostar division.

2.
Net sales excluding contract manufacturing sales is a non-GAAP financial measure and excludes sales generated from contract manufacturing activities. Net sales excluding contract manufacturing sales is reconciled in the accompanying Regulation G tables.

3.
Adjusted operating income is a non-GAAP financial measure defined on a consolidated basis as consolidated operating income plus goodwill impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, all of which relate to the Vista Research business within the Aerostar division. For the Aerostar segment, it is defined as operating income plus goodwill impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, all of which relate to the Vista Research business within the Aerostar division.

4.
Net working capital is a defined as accounts receivable (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales.

5.
EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income/(loss) attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales. EBITDA is reconciled in the accompanying Regulation G tables.

Contact Information:
Steven Brazones
Chief Financial Officer
Raven Industries, Inc.
605-336-2750

Source: Raven Industries

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Raven Industries Third Quarter 2016 Results
November 24, 2015

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
	2015	2014	Fav (Un)Change	2015	2014	Fav (Un) Change
Net sales	$67,611	$91,292	(25.9)%	$205,402	$288,287	(28.8)%
Cost of goods sold	51,440	66,953		151,014	206,524
Gross profit	16,171	24,339	(33.6)%	54,388	81,763	(33.5)%
Gross profit percentage	23.9%	26.7%		26.5%	28.4%

Research and development expenses	4,005	4,318		10,757	13,675
Selling, general and administrative expenses	7,480	9,862		25,302	30,701
Goodwill impairment loss	7,413	—		7,413	—
Operating (loss) income	(2,727)	10,159	(126.8)%	10,916	37,387	(70.8)%
Operating income percentage	-4.0%	11.1%		5.3%	13.0%

Other (expense), net	(123)	(72)		(433)	(210)
(Loss) income before income taxes	(2,850)	10,087	(128.3)%	10,483	37,177	(71.8)%

Income taxes	(1,291)	3,290		2,960	11,599
Net (loss) income	(1,559)	6,797	(122.9)%	7,523	25,578	(70.6)%

Net income attributable to noncontrolling interest	22	14		58	38

Net (loss) income attributable to Raven Industries	$(1,581)	$6,783	(123.3)%	$7,465	$25,540	(70.8)%

Net (loss) income per common share:
- basic	$(0.04)	$0.19	(121.1)%	$0.20	$0.70	(71.4)%
- diluted	$(0.04)	$0.18	(122.2)%	$0.20	$0.70	(71.4)%

Weighted average common shares:
- basic	36,878	36,568		37,566	36,532
- diluted	36,878	36,733		37,614	36,721

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Raven Industries Third Quarter 2016 Results
November 24, 2015

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	October 31	January 31	October 31
	2015	2015	2014
ASSETS
Cash, cash equivalents and short-term investments	$32,537	$52,199	$66,608
Accounts receivable, net	39,293	56,576	54,533
Inventories	48,624	55,152	51,800
Other current assets	6,211	7,052	6,180
Total current assets	126,665	170,979	179,121

Property, plant and equipment, net	117,760	117,513	100,369
Goodwill and amortizable intangibles, net	61,382	70,638	34,239
Other assets, net	3,859	3,743	3,734
Total Assets	$309,666	$362,873	$317,463

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$7,160	$11,545	$11,614
Accrued and other liabilities	12,813	20,298	18,462
Total current liabilities	19,973	31,843	30,076

Other liabilities	17,057	25,793	20,432
Shareholders' equity	272,636	305,237	266,955
Total Liabilities and Shareholders' Equity	$309,666	$362,873	$317,463

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Raven Industries Third Quarter 2016 Results
November 24, 2015

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Nine Months Ended October 31,
	2015	2014
Cash flows from operating activities:
Net income	$7,523	$25,578
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,201	12,538
Goodwill impairment loss	7,413	—
Other operating activities, net	7,044	7,579
Net cash provided by operating activities	35,181	45,695

Cash flows from investing activities:
Capital expenditures	(10,771)	(12,797)
Proceeds (payments) related to business acquisitions	351	(4,711)
Proceeds from sale of short-term investments	—	250
Purchase of short-term investments	—	(250)
Proceeds from sale of assets	1,960	—
Other investing activities, net	(506)	(604)
Net cash used in investing activities	(8,966)	(18,112)

Cash flows from financing activities:
Dividends paid	(14,648)	(13,572)
Payments for shares repurchased	(29,338)	—
Payment of acquisition-related contingent liabilities	(773)	(491)
Debt issuance costs paid	(548)	—
Other financing activities, net	(558)	17
Net cash used in financing activities	(45,865)	(14,046)

Effect of exchange rate changes on cash	(12)	(166)

Net (decrease) increase in cash and cash equivalents	(19,662)	13,371
Cash and cash equivalents at beginning of period	51,949	52,987
Cash and cash equivalents at end of period	32,287	66,358
Short-term investments	250	250
Cash, cash equivalents and short-term investments	$32,537	$66,608

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Raven Industries Third Quarter 2016 Results
November 24, 2015

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
	2015	2014	Fav (Un) Change	2015	2014	Fav (Un) Change
Net sales
Applied Technology	$21,344	$33,161	(35.6)%	$74,165	$115,696	(35.9)%
Engineered Films	36,919	41,249	(10.5)%	104,029	125,755	(17.3)%
Aerostar	9,456	19,257	(50.9)%	27,338	56,179	(51.3)%
Intersegment eliminations	(108)	(2,375)		(130)	(9,343)
Total Company	$67,611	$91,292	(25.9)%	$205,402	$288,287	(28.8)%

Operating income (loss)
Applied Technology	$3,299	$6,447	(48.8)%	$16,081	$31,132	(48.3)%
Engineered Films	6,145	5,486	12.0%	15,981	17,165	(6.9)%
Aerostar	(8,378)	3,027	(376.8)%	(7,917)	4,666	(269.7)%
Intersegment eliminations	9	134		93	114
Total segment income	$1,075	$15,094	(92.9)%	$24,238	$53,077
Corporate expenses	(3,802)	(4,935)	23.0%	(13,322)	(15,690)	15.1%
Total Company	$(2,727)	$10,159	(126.8)%	$10,916	$37,387	(70.8)%

Operating income percentages
Applied Technology	15.5%	19.4%	(390bps)	21.7%	26.9%	(520bps)
Engineered Films	16.6%	13.3%	330bps	15.4%	13.6%	180bps
Aerostar	-88.6%	15.7%	(10,430bps)	-29.0%	8.3%	(3,730bps)
Total Company	-4.0%	11.1%	(1,510bps)	5.3%	13.0%	(770bps)

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Raven Industries Third Quarter 2016 Results
November 24, 2015

RAVEN INDUSTRIES, INC.
ADJUSTED NET INCOME REGULATION G RECONCILIATION[1]
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
			Fav (Un)			Fav (Un)
	2015	2014	Change	2015	2014	Change
Consolidated Raven
Reported net (loss) income attributable to Raven Industries	$(1,581)	$6,783	(123.3)%	$7,465	$25,540	(70.8)%
Plus:
Goodwill impairment loss	7,413	—		7,413	—
Pre-contract costs written off	2,933	—		2,933	—

Less:
Acquisition-related contingent liability benefit	1,483	—		1,483	—
Net tax benefit on adjustments	2,499	—		2,499	—
Adjusted net income attributable to Raven Industries	$4,783	$6,783	(29.5)%	$13,829	$25,540	(45.9)%

Adjusted net income per common share:
-basic	$0.13	$0.19	(31.6)%	$0.37	$0.70	(47.1)%
-diluted	$0.13	$0.18	(27.8)%	$0.37	$0.70	(47.1)%

Weighted average common shares:
-basic	36,878	36,568		37,566	36,532
-diluted	36,910	36,733		37,614	36,721

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Raven Industries Third Quarter 2016 Results
November 24, 2015

RAVEN INDUSTRIES, INC.
ADJUSTED SALES REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
			Fav (Un)			Fav (Un)
	2015	2014	Change	2015	2014	Change
Applied Technology
Reported net sales	$21,344	$33,161	(35.6)%	$74,165	$115,696	(35.9)%
Less: Contract manufacturing sales	—	1,535	(100.0)%	546	4,317	(87.4)%
Applied Technology net sales, excluding contract manufacturing sales	$21,344	$31,626	(32.5)%	$73,619	$111,379	(33.9)%

Aerostar
Reported net sales	$9,456	$19,257	(50.9)%	$27,338	$56,179	(51.3)%
Less: Contract manufacturing sales	630	6,841	(90.8)%	3,714	22,875	(83.8)%
Aerostar net sales, excluding contract manufacturing sales	$8,826	$12,416	(28.9)%	$23,624	$33,304	(29.1)%

Consolidated Raven
Reported net sales	$67,611	$91,292	(25.9)%	$205,402	$288,287	(28.8)%
Less: Contract manufacturing sales	630	8,376	(92.5)%	4,260	27,192	(84.3)%
Plus: Aerostar sales to Applied Technology	—	2,205	(100.0)%	—	8,558	(100.0)%
Consolidated net sales, excluding contract manufacturing sales	$66,981	$85,121	(21.3)%	$201,142	$269,653	(25.4)%

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Raven Industries Third Quarter 2016 Results
November 24, 2015

RAVEN INDUSTRIES, INC.
ADJUSTED OPERATING INCOME REGULATION G RECONCILIATION[3]
(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	October 31,			October 31,
			Fav (Un)			Fav (Un)
	2015	2014	Change	2015	2014	Change
Aerostar
Reported operating (loss) income	$(8,378)	$3,027	(376.8)%	$(7,917)	$4,666	(269.7)%
Plus:
Goodwill impairment loss	7,413	—		7,413	—
Pre-contract costs written off	2,933	—		2,933	—
Less:
Acquisition-related contingent liability benefit	1,483	—		1,483	—
Aerostar adjusted operating income	$485	$3,027	(84.0)%	$946	$4,666	(79.7)%
Aerostar adjusted operating income % of Net Sales	5.1%	15.7%		3.5%	8.3%

Consolidated Raven
Reported operating (loss) income	$(2,727)	$10,159	(126.8)%	$10,916	$37,387	(70.8)%
Plus:
Goodwill impairment loss	7,413	—		7,413	—
Pre-contract costs written off	2,933	—		2,933	—
Less:
Acquisition-related contingent liability benefit	1,483	—		1,483	—
Consolidated adjusted operating income	$6,136	$10,159	(39.6)%	$19,779	$37,387	(47.1)%
Consolidated adjusted operating income % of Net Sales	9.1%	11.1%		9.6%	13.0%

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Raven Industries Third Quarter 2016 Results
November 24, 2015

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[5]
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
			Fav (Un)			Fav (Un)
Segments	2015	2014	Change	2015	2014	Change
Applied Technology
Reported operating income	$3,299	$6,447	(48.8)%	$16,081	$31,132	(48.3)%
Plus: Depreciation and amortization	1,097	1,387	(20.9)%	3,341	4,173	(19.9)%
ATD EBITDA	$4,396	$7,834	(43.9)%	$19,422	$35,305	(45.0)%
ATD EBITDA % of Net Sales	20.6%	23.6%		26.2%	30.5%

Engineered Films
Reported operating income	$6,145	$5,486	12.0%	$15,981	$17,165	(6.9)%
Plus: Depreciation and amortization	1,960	1,372	42.9%	5,780	4,110	40.6%
EFD EBITDA	$8,105	$6,858	18.2%	$21,761	$21,275	2.3%
EFD EBITDA % of Net Sales	22.0%	16.6%		20.9%	16.9%

Aerostar
Reported operating (loss) income	$(8,378)	$3,027	(376.8)%	$(7,917)	$4,666	(269.7)%
Plus: Depreciation and amortization	972	880	10.5%	2,796	2,566	9.0%
Aerostar EBITDA	$(7,406)	$3,907	(289.6)%	$(5,121)	$7,232	(170.8)%
Aerostar EBITDA % of Net Sales	-78.3%	20.3%		-18.7%	12.9%

Consolidated Raven
EBITDA	$1,614	$14,226	(88.7)%	$23,758	$49,656	(52.2)%
Income taxes	(1,291)	3,290		2,960	11,599
Interest expense (income), net	67	(12)		132	(21)
Depreciation and amortization	4,419	4,165		13,201	12,538
Net (loss) Income	$(1,581)	$6,783	(123.3)%	$7,465	$25,540	(70.8)%
EBITDA % of Net Sales	2.4%	15.6%		11.6%	17.2%